SIXTH AMENDED AND RESTATED JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of SPS Technologies, Inc., a Pennsylvania corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such
     Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 24th day of January, 1997.

     TINICUM INVESTORS

     By:/s/ Eric M. Ruttenberg
        Eric M. Ruttenberg
        Managing Partner

     RIT CAPITAL PARTNERS plc

     By:D. W. A. Budge
        D. W. A. Budge
        Director

     /s/ Eric M. Ruttenberg
     Derald H. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact

     /s/ Eric M. Ruttenberg
     Eric M. Ruttenberg

     /s/ Eric M. Ruttenberg
     John C. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact

     /s/ Eric M. Ruttenberg
     Katherine T. Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact

     /s/ Eric M. Ruttenberg
     Hattie Ruttenberg
        by Eric M. Ruttenberg, Attorney-in-fact

     /s/ Putnam L. Crafts, Jr.
     Putnam L. Crafts, Jr.